Exhibit 99.2

UNEX HOLDINGS INC

INDEX TO PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information

of Unex Holdings Inc and WKL Eco Earth Holding Pte Ltd

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of Unex Holdings Inc (“Unex”) and WKL Eco Earth Holdings Pte Ltd. (“WKL”) as of August 31, 2021 and August 31, 2020, and accounts for the merger of Unex and WKL as a reverse recapitalization transaction, with Unex as the accounting acquirer giving effect to the transaction as if it had occurred as of September 1, 2019.

EvoAir International Limited (“EvoAir International”) was incorporated on November 17, 2021 in the British Virgin Islands. On December 20, 2021, Unex Holdings Inc. (“Unex”) entered into a Share Transfer Agreement whereby Dr Low agreed to sell all his ordinary shares in EvoAir International to Unex for a consideration of $100. Pursuant to the terms of a share transfer agreement dated December 20, 2021, Dr. Low, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of the Company’s ordinary shares representing approximately 67.34% of the Company’s then issued and outstanding shares, sold his entire shareholding of the Company to WKL Global Limited (“WKL Global”) for an aggregate consideration of $100. The board of directors and majority shareholders of the Company and WKL Global have approved the Share Transfer Agreement and the transactions contemplated thereunder (the “Change of Control Transaction”). Upon completion of the Transaction, WKL Global Limited owned 2,000,000 shares, or approximately 67.34% of the then issued and outstanding ordinary shares of the Company, which resulted in a change of control of the Company.

Subsequently, several transactions took place (together, the “Allotment Transactions”) whereby the Company issued and allotted in aggregate 98,809,323 ordinary shares of common stock to certain parties. On completion of the Allotment Transactions, the total number of issued and outstanding shares of common stock of the Company were 101,779,323. The Allotment Transactions are described below.

On December 20, 2021, Dr. Low and Chan Kok Wei entered into a share transfer agreement with the Company, pursuant to which Dr. Low and Chan Kok Wei agreed to sell all their ordinary shares of WKL Green Energy Sdn. Bhd. to the Company in consideration for the allotment and issuance of 24,000 shares and 6,000 shares of common stock, respectively, or approximately 0.02% and 0.01% of the issued and outstanding ordinary shares of Unex, respectively.

On December 20, 2021, Dr. Low, Chan Kok Wei, Ong Bee Chen and certain sellers (“WKLEE Sellers”) entered into a share transfer agreement with the Company pursuant to which Dr. Low, Chan Kok Wei, Ong Bee Chen and WKLEE Sellers agreed to sell all their ordinary shares of WKL Eco Earth Sdn. Bhd. to the Company in consideration for the allotment and issuance of 49,320 shares, 4,680 shares, 3,600 shares and in aggregate 14,400 shares, respectively, of the common stock of Unex, or approximately 0.05%, 0.005%, 0.004% and in aggregate 0.014%, respectively, of the issued and outstanding ordinary shares of Unex.

On December 20, 2021, Tan Soon Hock, Ivan Oh Joon Wern and certain relevant interest holders (“Relevant Interest Holders”) entered into an investment exchange agreement with WKL Eco Earth Holdings, pursuant to which Tan Soon Hock, Ivan Oh Joon Wern and the Relevant Interest Holders agreed to sell all relevant interests in the WKL Group to WKL Eco Earth Holdings in consideration for the allotment and issuance of 7,037,762  shares, 2,520,000 shares and in aggregate 6,001,794 shares, respectively, of the common stock of the Company, or approximately 6.91%, 2.48% and in aggregate 5.90%, respectively, of the Enlarged Share Capital. The board of directors and majority shareholders of the Company have approved the transaction.

On December 20, 2021, Dr. Low entered into an assignment of intellectual properties (the “Air-Conditioner IP Assignment”), pursuant to which Dr. Low and Chan Kok Wei shall be allotted and issued 44,567,203 shares and 11,141,801 shares, respectively, of Unex’s common stock, or approximately 43.78% and 10.95%, respectively, of the issued and outstanding ordinary shares of Unex, in consideration for the transfer of Dr. Low’s intellectual property in respect of patents relating to eco-friendly air-conditioner condenser (external unit) and the trademarks described thereunder to the Company.

On December 20, 2021, Dr. Low entered into another assignment of intellectual properties (the “e-Cond Evo IP Assignment”), pursuant to which Dr. Low, Chan Kok Wei, Ong Bee Chen and certain nominees shall be allotted and issued 18,795,553 shares, 1,783,520 shares, 1,371,938 shares and in aggregate 5,487,752 shares, respectively, of Unex’s common stock or approximately 18.47%, 1.75%, 1.35% and in aggregate 5.39%, respectively of the issued and outstanding ordinary shares of Unex, in consideration for the transfer of Dr. Low’s intellectual properties in respect of patents relating to the portable air-conditioner ‘e-Cond Evo’ and the trademarks as described thereunder to the Company.

The WKL balance sheet information was derived from its audited balance sheet as of August 31, 2021 and August 31 2020. The Unex balance sheet information was derived from its audited balance sheet as of August 31, 2021 and 2020 included in report Form 10-K that was filed with the Securities and Exchange Commission (“SEC”) on November 29, 2021.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of WKL and Unex and combine the results of operations of WKL and Unex for the year ended August 31, 2021 and 2020, giving effect to the transaction as if it occurred on September 1, 2019 and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The historical results of operations for WKL were derived from its audited statement of operations for the financial year ended August 31, 2021 and August 31 2020, that are included in this Form 8-K.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the reverse recapitalization been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger of WKL with and into Unex on February 26, 2021, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF AUGUST 31, 2021

			Pro Forma		Pro Forma
	WKL	Unex	Adjustments		Combined
ASSETS
Current Assets
Cash	$1,714,890	$-	$-		$1,714,890
Accounts receivable	127,802	-	-		127,802
Inventory	142,519	-	-		142,519
Deposit, prepayment and other receivables	1,239,561	-	-		1,239,561
Amount due from related party	46,408	-	(46,408)	(a)	-

Total current assets	3,271,180	-	(46,408)		3,224,772

Property and equipment, net	136,598	-	-		136,598
Technology-related intangible assets	-	-	83,147,767	(b)	83,147,767

TOTAL ASSETS	$3,407,778	$-	$83,101,359		$86,509,137

LIABILITIES
Current Liabilities:
Accounts payable	$102,394	$9,500	$-		$111,894
Other payables	33,078	-	-		33,078
Deferred revenue	426,777	-	-		426,777
Hire purchase creditor	33,650	-	-		33,650
Finance liability – convertible bond	1,007,999	-	(1,007,999)	(c)	-
Amount due to related party	52,481	44,134	(44,134)	(a)	52,481
Total current liabilities	1,656,379	53,634	(1,052,133)		657,880

TOTAL LIABILITIES	1,656,379	53,634	$(1,052,133)		657,880

SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock	1	2,970	98,828	(b)	101,799
Share capital	2,854,449	36,022	85,913,670	(b)	88,804,141
Shares to be issued	861,883	-	(861,883)		-
Other accumulated comprehensive income	7,969	-	8,522	(a,b)	16,491
Accumulated deficit	(2,140,870)	(92,626)	(1,005,645)	(c)	(3,239,141)
Non-controlling interest	167,967	-	-		167,967

Total shareholders’ equity (deficit)	1,751,399	(53,634)	84,153,492		85,851,257
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,407,778	$-	$83,101,359		$86,509,137

See notes to the unaudited pro forma condensed combined financial statements

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF AUGUST 31, 2020

			Pro Forma		Pro Forma
	WKL	Unex	Adjustments		Combined
ASSETS
Current Assets
Cash	$484,641	$5,676	$-		$490,317
Accounts receivable	39,150	-	-		39,150
Inventories	94,141	-	-		94,141
Deposit, prepayment and other receivables	54,135	-	-		54,135
Total current assets	672,067	5,676	-		677,743
Property and equipment, net	67,624	343	-		67,967
Technology-related intangible assets	-	-	83,147,767	(b)	83,147,767
TOTAL ASSETS	$739,691	$6,019	$83,147,767		$83,893,477

LIABILITIES
Current Liabilities:
Accounts payable	$16,419	$-	$-		$16,419
Other payables	87,831	-	-		87,831
Finance liability – convertible bond	997,204	-	(997,204)	(b)	-
Amount due to related party	61,058	9,450	-		70,508
Stock refund payable	-	1,950	-		1,950
Total current liabilities	1,162,512	11,400	(997,204)		176,708

TOTAL LIABILITIES	1,162,512	11,400	$(997,204)		176,708

SHAREHOLDERS’ EQUITY (DEFICIT)

Common stock	1	2,970	98,828	(b)	101,799
Share capital	708,083	22,730	85,051,788	(b)	85,782,601
Other accumulated comprehensive income	(13,376)	-	-		(13,376)
Accumulated deficit	(1,117,529)	(31,081)	(1,005,645)	(c)	(2,154,255)

Total shareholders’ equity (deficit)	(422,821)	(5,381)	$84,144,971		83,716,769
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$739,691	$6,019	$83,147,767		$83,893,477

See notes to the unaudited pro forma condensed combined financial statements

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UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE FINANCIAL YEAR ENDED August 31, 2021

			Pro Forma	Pro Forma
	WKL	Unex	Adjustments	Combined
Revenue	$774,805	$-	$-	$774,805
Cost of revenue	503,116	-	-	503,116
Gross profit	271,689	-	-	271,689

Operating expenses:

Selling and marketing expenses	31,663	-	-	31,663
General and administrative expenses	1,320,470	61,545	-	1,382,015
		-	-
Total operating expenses	1,352,133	61,545	-	1,413,678

Loss from operations	(1,080,444)	(61,545)	-	(1,141,989)

Other income (expense):
Interest expense	(25,659)	-	-	(25,659)
Other income	2,623	-	-	2,623

Total other income (expense)	(23,036)	-	-	(23,036)

Net loss before income taxes	(1,103,480)	(61,545)	-	(1,165,025)
Income tax expense	-	-	-	-
Net loss	$(1,103,480)	$(61,545)	-	$(1,165,025)
Less: Net loss attributable to non-controlling interests	80,139	-	-	80,139

Net loss attributable to equity holders of the Company	$(1,023,341)	$(61,545)	-	$(1,084,886)

Other comprehensive loss:
Foreign currency translation adjustment	23,316	-	-	23,316
Comprehensive loss	$(1,000,025)	$(61,545)	-	$(1,061,570)
Less: Net comprehensive loss attributable to non-controlling interests	$1,971	-	-	$1,971

Net comprehensive loss attributable to equity holders of the Company	$(998,054)	$(61,545)	-	$(1,059,599)

See notes to the unaudited pro forma condensed combined financial statements

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UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE FINANCIAL YEAR ENDED August 31, 2020

			Pro Forma		Pro Forma
	WKL	Unex	Adjustments		Combined
Revenue	$367,171	$-	$-		$367,171
Cost of revenue	284,827	-	-		284,827
Gross profit	82,344	-	-		82,344

Operating expenses:

Selling and marketing expenses	29,607	-	-		29,607
General and administrative expenses	469,816	14,364	-		484,180
		-	-
Total operating expenses	499,423	14,364	-		513,787

Loss from operations	(417,080)	(14,364)	-		(431,444)

Other income (expense):
Interest expense	(75,487)	-	(1,005,645)	(c)	(1,081,131)
			-
Total other income (expense)	(75,487)	-	(1,005,645)		(1,081,131)

Net loss before income taxes	(492,566)	(14,364)	-		(1,512,575)
Income tax expense	-	-	-		-
Net Loss	$(492,566)	$(14,364)	$(1,005,645)		$(1,512,575)
Less: Net loss attributable to non-controlling interests	-	-	-		-

Net loss attributable to equity holders of the Company	$(492,566)	$(14,364)	$(1,005,645)		$(1,512,575)

Other comprehensive loss:
Foreign currency translation adjustment	(12,391)	-	-		(12,391)
Comprehensive loss	$(504,957)	$(14,364)	$(1,005,645)		$(1,524,966)
Less: Net comprehensive loss attributable to non-controlling interest	-	-	-		-

Net comprehensive loss attributable to equity holders of the Company	$(504,957)	$(14,364)	$(1,005,645)		$(1,524,966)

See notes to the unaudited pro forma condensed combined financial statements

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective December 20, 2021, Unex and Evoair entered into an Agreement and completed a reverse recapitalization, whereby Evoair into Unex, with Unex remaining as the surviving entity. Under U.S. generally accepted accounting principles, the reverse is treated as a “reverse recapitalization” under the purchase method of accounting.

Pro forma adjustments to the attached condensed combined financial statements include the following:

a)	To eliminate the inter-company balances

b)	To record stock issued pursuant to the shares exchange agreement

c)	To record the beneficial conversion features

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